Exhibit 99.1

CRH Medical Corporation To Announce 2018 Fourth Quarter and Year-end Results on March 13, 2019

VANCOUVER, Feb. 28, 2019 /CNW/ - CRH Medical Corporation (TSX: CRH) (NYSE MKT: CRHM) (the "Company"), plans to release its results for the quarter and year ended December 31, 2018, on Wednesday, March 13, 2019 after market close.

The Company's executive management will discuss the results during a conference call on Thursday, March 14, 2019 at 10:00 am Eastern Time/7:00 am Pacific Time. To participate in the call, please dial 1-800-319-4610, or (604) 638-5340.

An audio replay will be available shortly after the call by dialing 1-855-669-9658 or (604) 674-8052 and entering access code 2850. The replay will be available for two weeks after the call.

About CRH Medical Corporation:

CRH Medical Corporation is a North American company focused on providing gastroenterologists throughout the United States with innovative services and products for the treatment of gastrointestinal diseases. In 2014, CRH became a full-service gastroenterology anesthesia company that provides anesthesia services for patients undergoing endoscopic procedures in ambulatory surgery centers. To date, CRH has completed 21 anesthesia acquisitions. CRH now serves 47 ambulatory surgery centers in 11 states and performs approximately 316,000 procedures annually. In addition, CRH owns the CRH O'Regan System, a single-use, disposable, hemorrhoid banding technology that is safe and highly effective in treating all grades of hemorrhoids. CRH distributes the O'Regan System, treatment protocols, operational and marketing expertise as a complete, turnkey package directly to gastroenterology practices, creating meaningful relationships with the gastroenterologists it serves. CRH's O'Regan System is currently used in all 48 lower US states.

View original content:http://www.prnewswire.com/news-releases/crh-medical-corporation-to-announce-2018-fourth-quarter-and-year-end-results-on-march-13-2019-300804134.html

SOURCE CRH Medical Corporation

View original content: http://www.newswire.ca/en/releases/archive/February2019/28/c8562.html

%CIK: 0001461119

For further information: Kettina Cordero, Director of Investor Relations, CRH Medical Corporation, 800.660.2153 x1030, kcordero@crhmedcorp.com, http://investors.crhsystem.com/

CO: CRH Medical Corporation

CNW 08:30e 28-FEB-19